EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Granum Series Trust, do hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Granum Series Trust for the six months ended April 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Granum Series Trust for the stated period.

/s/ Lewis Eisenberg	/s/ Jonas Siegel

Lewis Eisenberg	Jonas Siegel
President, Granum Series Trust	Treasurer, Granum Series Trust
Dated: 6/21/2007
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Granum Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.